Exhibit 10.2

DEBT CONVERSION AGREEMENT

THIS DEBT CONVERSION AGREEMENT ("AGREEMENT"), dated as January 13, 2012, by and among, BLAST ENERGY SERVICES, INC., a Texas corporation (the "Company"), Berg McAfee Companies, LLC, a California limited liability company ("BMC"), and Clyde Berg, an individual ("Berg" and together with BMC, the "Holders").

RECITALS

WHEREAS, on February 27, 2008, the Company issued a Secured Promissory Note originally due February 21, 2011, and as amended on January 5, 2011 to be due February 27, 2013, to BMC in the aggregate principal amount of $1,120,000 (the "BMC Note");

WHEREAS, on May 19, 2011, the Company issued a Promissory Note, due May 18, 2012, to Berg in the aggregate principal amount of $100,000 (the "Berg Note" and collectively with the BMC Note, the “Notes”);

WHEREAS, concurrently with or following the execution of this Agreement, the Company, Pacific Energy Development Corp., a Nevada corporation ("PEDCO") and Blast Acquisition Corp., a Nevada corporation and wholly-owned subsidiary of the Company ("Merger Sub"), have entered, or will enter, into a Plan of Reorganization (as the same may be amended from time to time, the "Merger Agreement"), providing for, among other things, the merger (the "Merger") of Merger Sub and PEDCO pursuant to the terms and conditions of the Merger Agreement;

WHEREAS, the current public stock price of the Company, as traded on the OTC markets under the symbol BSEV.OB, is $0.015 per share;

WHEREAS, the Holders believe it is in their best interests that the Merger take place, and as a condition to its willingness to enter into the Merger Agreement, PEDCO has required that the Holders execute and deliver this Agreement; and

NOW THEREFORE, in consideration of the premises and the mutual covenants and agreements of the parties hereinafter set forth, the parties hereto hereby agree as follows:

1.	DEBT CONVERSION.

(a)
Each of Berg and BMC hereby severally and not jointly agree, subject to the conditions set forth herein, to convert the principal and accrued interest on its Notes into shares of the Company's common stock (the “Common Stock” and the "Conversion Shares") at a conversion price of Two Cents ($0.02) per share (the "Debt Conversion"), within one (1) day’s notice by the Company, and which shall be not more than five (5) business days prior to the record date of the Shareholder Meeting (detailed below).

(b)
The Company shall cause a meeting of its shareholders ("Shareholder Meeting") to be duly called and held at some time after the date of execution of this Agreement for the purposes of voting on the Merger and/or matters related thereto.  In connection with such Shareholder Meeting, the Company will prepare and mail to its shareholders a proxy statement and all other proxy materials (the "Proxy Statement") for such meeting.  The Holders shall cooperate with the Company in all reasonable respects with the preparation of the Proxy Statement and any amendment or supplement thereto.

(c)
Subject to the terms and conditions of this Agreement, the consummation of the transactions contemplated by this Agreement shall take place at a closing ("Closing") to be held on the date on which the last of the conditions set forth in Section 4 below are fulfilled or waived, at the offices of the Company, or at such other time, date or place as the parties may agree upon in writing.  In connection with this Agreement, Company shall send to each Holder a notice indicating the amount of interest accrued through the date of the Closing and the number of shares of Common Stock each Holder will be issued upon the Debt Conversion.  In connection with this Agreement, each Holder shall immediately deliver its Notes for cancellation and the Company shall deliver to each Holder certificates representing the Conversion Shares to which such Holder is entitled as a result of such Debt Conversion upon such Debt Conversion.  Such Notes shall be held in escrow by the Company until the Closing or the termination of this Agreement.  From and after the Closing, the Notes shall represent solely the right to receive Conversion Shares.  If a Holder has lost its Note and is unable to deliver its Notes, it shall immediately submit an affidavit of loss and indemnity agreement so that the Notes may be replaced and deemed cancelled in accordance with the terms hereof (each a “Lost Note Affidavit”).  In the event that as a result of the Debt Conversion, fractions of shares would be required to be issued, such fractional shares shall be rounded up or down to the nearest whole share.  The Company shall pay any documentary, stamp or similar issue or transfer tax due on such Debt Conversion, except that the Holder shall pay any such tax due because the Conversion Shares are issued in a name other than the Holder's.

2.	REPRESENTATIONS AND WARRANTIES OF COMPANY. The Company hereby represents and warrants to the Holders as follows:

(a)
The Conversion Shares to be issued and delivered to the Holders upon conversion of the Notes have been duly authorized and when issued upon such conversion, will be validly issued, fully-paid and non-assessable. The issuance of the Conversion Shares will be exempt from registration pursuant to Section 4(2) or Regulation D promulgated under the Securities Act of 1933, as amended ("Securities Act") and such Conversion Shares be "restricted securities" as defined under Rule 144 promulgated under the Securities Act.

(b)
The Company has full legal power to execute and deliver this Agreement and to perform its obligations hereunder. All acts required to be taken by the Company to enter into this Agreement and to carry out the transactions contemplated hereby have been properly taken, and this Agreement constitutes a legal, valid and binding obligation of the Company, enforceable in accordance with its terms and does not conflict with, result in a breach or violation of or constitute (or with notice of lapse of time or both constitute) a default under any instrument, contract or other agreement to which the Company or its subsidiaries is a party.

(c)
No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.

(d)
The Company has made available to the Holders prior to the execution of this Agreement true and complete copies of all quarterly, annual and current reports and other statements filed by it with the Commission as of the date of this Agreement.  Each of such filings with the Commission (collectively, the "SEC Filings"), as of its filing date did not contain any untrue statement of a material fact or omit a material fact necessary in order to make the statements contained therein not misleading in light of the circumstances in which such statements were made.

3.	REPRESENTATIONS AND WARRANTIES OF THE HOLDERS. Berg and BMC severally and not jointly represent and warrant to the Company as follows:

(a)
Each Holder has full legal power to execute and deliver this Agreement and to perform its obligations hereunder. All acts required to be taken by such Holder to enter into this Agreement and to carry out the transactions contemplated hereby have been properly taken; and this Agreement constitutes a legal, valid and binding obligation of such Holder enforceable in accordance with its terms.

(b)	Each Holder has been given an opportunity to ask questions and receive answers from the officers and directors of the Company and to obtain additional information from the Company.

(c)
Each Holder is an “accredited investor” within the meaning of  Rule 501 of Regulation D of the Securities Act, as presently in effect, and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Company's securities and has obtained, in its judgment, sufficient information about the Company to evaluate the merits and risks of an investment in the Company.

(d)
Each Holder is relying solely on the representations and warranties contained in Section 2 hereof and in certificates delivered hereunder in making their decision to enter into this Agreement and consummate the transactions contemplated hereby and no oral representations or warranties of any kind have been made by the Company or its officers, directors, employees or agents to such Holders.

4.	CONDITIONS TO CLOSING.

(a)	The obligations of the Company to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment of the following conditions:

(i)	The representations and warranties of each of the Holders set forth in Section 3 hereof shall be true and correct on and as of the Closing date and a certificate certifying such shall be delivered.

(ii)
All proceedings, corporate or otherwise, to be taken by the Holders in connection with the consummation of the transactions contemplated by this Agreement shall have been duly and validly taken and all necessary consents, approvals or authorizations of any governmental or regulatory authority or other third party required to be obtained by the Company or the Holders shall have been obtained in form and substance reasonably satisfactory to the Company.

(iii)	The Company shall have received copies of the Notes or Lost Note Affidavits from each Holder.

(iv)	The Company has agreed to set a record date for the Shareholder Meeting to approve the Merger and related transactions not later than five (5) business days after the Debt Conversion.

(b)	The obligations of the Holders to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment of the following conditions:

(i)
All proceedings, corporate or otherwise, to be taken by the Company in connection with the consummation of the transactions contemplated by this Agreement shall have been duly and validly taken and all necessary consents, approvals or authorizations of any governmental or regulatory authority or other third party required to be obtained by the Company or the Holders shall have been obtained in form and substance reasonably satisfactory to the Holders.

(ii)
The representations and warranties of the Company set forth in Section 2 hereof shall be true and correct on and as of the Closing date and the Company has agreed to set a record date for the Shareholder Meeting to approve the Merger and related transactions not later than five (5) business days after the Debt Conversion.

5.
PRESS RELEASE; FILINGS. Promptly after execution of this Agreement, the Company shall issue a press release announcing the Debt Conversion and the execution of the Merger Agreement. The Company shall also file with the Securities and Exchange Commission a Current Report on Form 8-K with respect to the transactions contemplated hereby. The Holders shall not make not any public announcements in respect of this Agreement or the transactions contemplated. Notwithstanding the foregoing, any disclosure may be made by a party which its counsel advises is required by applicable law or regulation, in which case the other party shall be given such reasonable advance notice as is practicable in the circumstances and the parties shall use their best efforts to cause a mutually agreeable release or announcement to be issued. The parties may also make appropriate disclosure of the transactions contemplated by this Agreement to their officers, directors, agents and employees.

6.	TERMINATION. This Agreement may be terminated:

(a)
At the option of any party in the event that the record date for the Shareholder Meeting has not occurred by June 1, 2012 and such delay was not as a result of any breach of this Agreement by the terminating party; or

(b)
By the Holders if a majority of the Company's Board of Directors has withdrew or modified in a manner material adverse to the Holders its approval or recommendation of the Debt Conversion or Merger prior to setting of the record date for the Shareholder Meeting.

7.	MISCELLANEOUS.

(a)	Section headings used in this Agreement are for convenience of reference only and shall not affect the construction of this Agreement.

(b)
This Agreement may be executed in any number of counterparts and by the different parties on separate counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same agreement.

(c)	This Agreement shall be a contract made under and governed by the laws of the State of California.

(d)	All obligations of the Company and rights of the Holders expressed herein shall be in addition to and not in limitation of those provided by applicable law.

(e)
This Agreement shall be binding upon the Company, the Holders and their respective successors and assigns, and shall inure to the benefit of the Company, the Holders and their respective successors and permitted assigns.

(f)
The terms and provisions of this Agreement are intended solely for the benefit of each party hereto and their respective successors or permitted assigns, and it is not the intention of the parties to confer third-party beneficiary rights upon any other person or entity.

(g)	All amendments or modifications of this Agreement and all consents, waivers and notices delivered hereunder or in connection herewith shall be in writing.

(h)
This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, among the parties with respect thereto.

(i)
Each party hereto shall pay its own costs and expenses, attorneys' fees, incurred by it with respect to the negotiation, execution, delivery and performance of this Agreement, including any expenses of enforcing this provision. This provision shall survive termination of the Agreement.

(j)
 WAIVER OF JURY TRIAL. EACH OF THE COMPANY AND THE HOLDERS HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(k)
SPECIFIC PERFORMANCE. THE PARTIES HERETO ACKNOWLEDGE AND AGREE THAT ANY REMEDY AT LAW FOR ANY BREACH OF THE PROVISIONS OF THIS AGREEMENT WOULD BE INADEQUATE, AND EACH PARTY HERETO HEREBY CONSENTS TO THE GRANTING BY ANY COURT OF AN INJUNCTION OR OTHER EQUITABLE RELIEF, WITHOUT THE NECESSITY OF ACTUAL MONETARY LOSS BEING PROVED, IN ORDER THAT THE BREACH OR THREATENED BREACH OF SUCH PROVISIONS MAY BE EFFECTIVELY RESTRAINED.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the date first above written.

BLAST ENERGY SERVICES, INC.

By: /s/ Roger P. (Pat) Herbert
Name: Roger P. (Pat) Herbert
Title: President

Berg McAfee Companies, LLC

By: /s/ Eric A. McAfee
Name: Eric A. McAfee
Title: Managing Member and President

/s/ Clyde Berg
Clyde Berg